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                                                                   Exhibit 5.1

                               Goodwin Procter LLP
                               Counsellors at Law
                                 Exchange Place
                                Boston, MA 02109

June 28, 2002


Gables Residential Trust
Gables Realty Limited Partnership
6551 Park of Commerce Blvd., Suite 100
Boca Raton, Florida 33487

         Re:  LEGALITY OF SECURITIES TO BE REGISTERED UNDER RULE 462(b)

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), and Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), in connection with the registration by the Company and the Operating Partnership pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), of $30,000,000 in maximum offering price of debt securities of the Operating Partnership (the "Debt Securities"). The Debt Securities are the subject of a Registration Statement filed by the Company and the Operating Partnership with the Securities and Exchange Commission under the Securities Act on Form S-3 (the "Registration Statement"). The Registration Statement provides that the Debt Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

         In connection with rendering this opinion, we have examined the Declaration of Trust of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Second Amended and Restated Bylaws of the Company; the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership; such records of the corporate and partnership proceedings of the Company and the Operating Partnership, respectively, as we deem appropriate for the purposes of this opinion; and the Registration Statement and the exhibits thereto.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts, the Maryland General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

         Based upon the foregoing, we are of the opinion that when specifically authorized for issuance by the general partner of the Operating Partnership (the "General Partner


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Gables Residential Trust
Gables Realty Limited Partnership
June 28, 2002
Page 2

Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the General Partnership Authorization, upon execution and authentication of the Debt Securities as provided in the relevant indentures, and upon receipt by the Operating Partnership of the consideration provided for in the General Partner Authorization, the Debt Securities will be binding obligations of the Operating Partnership, enforceable in accordance with their terms, except that (i) enforcement of the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) we express no opinion as to the legality, validity or binding nature of any choice of law provision.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company and the Operating Partnership in the Registration Statement, to the reference to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Goodwin Procter LLP

                                               GOODWIN PROCTER LLP